EXHIBIT 10.2

***Text Omitted and Filed Separately with
the Securities and Exchange Commission.
Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

THIRD AMENDMENT TO TRADEMARK LICENSE AND SUPPLY AGREEMENT
This Third Amendment dated March 17, 2016 (the “Amendment”) to the Trademark License and Supply Agreement (“Agreement”) dated May 28, 2014 (“Effective Date”) as amended July 28, 2014 and September 30, 2015 by and between Mission Pharmacal Company (“Mission”) and Retrophin, Inc. (together with its affiliates, “Retrophin”).
WHEREAS, Mission and Retrophin have mutually agreed to add and amend the services and conditions of service and hereby amend the Agreement accordingly to include the new Development Project listed in Section 1 below. The amendments section of this Amendment set forth below in Section 2.0 shall amend and restate and replace in its entirety the same numbered Sections in the Agreement as of the Effective Date. The below noted sections shall be incorporated into the Agreement as binding Sections of the Agreement on the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed that the following Sections shall be added to the Agreement which shall be amended as follows:

1.0	Development Project

1.
Project. Mission will conduct a formulation development project for tiopronin […***…] as set forth herein on the attached Exhibit A (the “Development Project”). All patents, data, information, formulations, and trade secrets arising from the Development Project (“Project Know-How”) […***…]

2.
Development Committee. Mission will provide regularly scheduled development updates to a designated committee of Mission and Retrophin representatives. Mission will provide the Development Committee with an update of all development progress, including updates on the anticipated cost of goods relative to finished goods, and use the committee to solicit input and guidance where appropriate. The Development Committee will explore options to accelerate the Development Project where possible,

3.	[…***…]. Mission will make available to the Development Committee and Retrophin […***…].

4.
Budget. The budget and milestones for payment for the Development Project will be as set forth in herein in the attached Exhibit B. For […***…] activities, Retrophin will pay Mission at the completion of each milestone. For clinical studies, FDA fees and associated consultant fees, Retrophin will pay Mission in in accordance with a mutually agreed budget with payments in advance of work being performed. Mission will use […***…] to support the development program.

5.
Termination. Retrophin may terminate the Project […***…] upon […***…] ([…***…]) days prior written notice to Mission. Upon termination, Retrophin will pay Mission for all Development Projects activities up to the date of termination as well as reimburse Mission for all reasonable noncancelable expenditures entered into by Mission to conduct the Development Project. If Retrophin terminates the Project for reasons other than […***…] Retrophin will pay Mission an additional one time Termination Payment of $[…***…].

6.	Cost of Goods. The estimated Cost of Goods is set forth in Exhibit C. The final purchase price is dependent upon […***…]

2.0	Amendments.
(a) Amended Section 3.0 of the Agreement. The last sentences of Section 3.0 is hereby amended to read:
[…***…]
(b) Amended Section 10.0.
10.0 Term. This Agreement shall be effective as of the Effective Date and, subject to earlier termination as set forth in Section 18.0 or 21.0, shall continue until the later of (i) […***…] ([…***…]) years and (ii) […***…] (the “Initial Term”). This Agreement shall automatically renew thereafter for periods of […***…] ([…***…]) year (each, a “Renewal Term”).
(c) Amended Section 18.0.
18.0 Authorized Generics. If a Third Party generic of a Product enters the Territory, Mission shall have the right to sell, distribute, and supply its own generic version of the Product, provided that such Product does not use the Trademark (or any other mark confusingly similar thereto) and provided […***…]
(d) Amended Exhibit B:
[…***…]

1.0.	Except as set forth above, the Agreement shall remain in full force and effect.

1.0
All noted Amendments to the Agreement, including this Amendment and the Agreement, constitutes the entire agreement of the parties hereto with respect to the topics addressed therein and supersedes any and all prior agreements, whether oral or in writing between the parties hereto with respect to subject matter hereof. This Amendment may not be amended, modified or supplemented except by written agreement of the parties hereto. This Amendment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the undersigned have executed this Amendment on the day and year first above written.

RETROPHIN, INC		MISSION PHARMACAL COMPANY
Signature:	/s/ Stephen Aselage	Signature:	/s/ Thomas J. Dooley
Name:	Stephen Aselage	Name:	Thomas J. Dooley
Title:	Chief Executive Officer	Title:	Chief Financial Officer
Date:	March 23, 2016	Date:	March 17, 2016

Exhibit A - The Development Project

The project steps will include the following development and clinical activities:
[…***…]